Filed Pursuant to 424(b)(7)

File No. 333-252513

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 28, 2021)

Up to $60,000,000 of 6.75% Senior Notes Due 2024

Up to 227,491 shares of Common Stock

The selling securityholders of B. Riley Financial, Inc. (“B. Riley Financial,” “we,” “us” or the “Company”) listed under the heading “Selling Securityholders” may offer and resell up to $60,000,000 of our 6.75% Senior Notes Due 2024 (the “6.75% Notes”) and up to 227,491 shares of our common stock, par value $0.0001 per share (“Common Stock” and together with our 6.75% Notes, our “Securities”) under this prospectus supplement. The selling securityholders acquired these Securities from us in connection with our acquisition of Targus Cayman Holdco Limited, a Cayman Islands exempted company (“Targus”). The selling securityholders (which term as used herein includes their respective donees and pledgees, transferees or other successors in interest) may sell these Securities through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. The timing and amount of any sale is within the sole discretion of the applicable selling securityholder, subject to certain restrictions. See “Plan of Distribution” on page S-8 of this prospectus supplement. The 6.75% Notes are additional notes pursuant to our Indenture dated as of May 7, 2019, as supplemented by the First Supplemental Indenture dated May 7, 2019, the Second Supplemental Indenture dated as of September 23, 2019, the Third Supplemental Indenture dated as of February 12, 2020, the Fourth Supplemental Indenture dated as of January 25, 2021, the Fifth Supplemental Indenture dated as of March 29, 2021, the Sixth Supplemental Indenture dated as of August 6, 2021, and the Seventh Supplemental Indenture dated as of December 3, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

We will not receive any proceeds from the sale of the Securities by the selling securityholders.

Our 6.75% Notes are traded on the Nasdaq Global Market (“Nasdaq”) under the symbol “RILYO.” On November 11, 2022, the last reported sale price per $25 principal amount of our 6.75% Notes on the Nasdaq was $24.47.

Our common stock is traded on the Nasdaq under the symbol “RILY.” On November 11, 2022, the last reported sale price of our common stock on the Nasdaq was $45.40 per share.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 15, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On January 28, 2021, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3ASR (File No. 333-252513) utilizing a shelf registration process relating to certain securities, including the Securities described in this prospectus supplement, which registration statement became effective automatically upon filing.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described in the section entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

We have not, and the selling securityholders have not, authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling securityholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms “the Company,” “B. Riley,” “we,” “us” or “our” refer to the combined business of B. Riley Financial, Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our future financial performance, the growth of the market for our services, expansion plans and opportunities and statements regarding our intended uses of the proceeds of the securities offered hereby. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would,” the negative of such terms or other comparable terminology. The statements we make regarding the following subject matters are forward-looking by their nature: plans, objectives, expectations and intentions and other factors discussed in “Risk Factors” contained in this prospectus.

The forward-looking statements contained in this prospectus supplement reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. Many important factors could cause actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements, including, but not limited to:

●	volatility in our revenues and results of operations;

●	changing conditions in the financial markets;

●	our ability to generate sufficient revenues to achieve and maintain profitability;

●	our exposure to credit risk;

●	the short term nature of our engagements;

●	the accuracy of our estimates and valuations of inventory or assets in “guarantee” based engagements;

●	competition in the asset management business;

●	potential losses related to our auction or liquidation engagements;

●	our dependence on communications, information and other systems and third parties;

●	potential losses related to purchase transactions in our auction and liquidations business;

●	the potential loss of financial institution clients;

●	potential losses from or illiquidity of our proprietary investments;

●	changing economic and market conditions, including increasing inflation and actions by the Federal Reserve to address inflation;

●	the continuing effects of the COVID-19 pandemic, or other pandemics or severe public health crises, and other related impacts including supply chain disruptions, labor shortages and increased labor costs;

●	potential liability and harm to our reputation if we were to provide an inaccurate appraisal or valuation;

S-iii

●	potential mark-downs in inventory in connection with purchase transactions;

●	failure to successfully compete in any of our segments;

●	loss of key personnel;

●	our ability to borrow under our credit facilities or at-the-market offering as necessary;

●	failure to comply with the terms of our credit agreements or senior notes;

●	our ability to meet future capital requirements;

●	our ability to realize the benefits of our completed acquisitions, including our ability to achieve anticipated opportunities and operating cost savings, and accretion to reported earnings estimated to result from completed and proposed acquisitions in the time frame expected by management or at all;

●	the diversion of management time on acquisition-related issues;

●	the failure of our brand investment portfolio licensees to pay us royalties;

●	the intense competition to which our brand investment portfolio is subject; and

●	the effect of geopolitical instability, including wars, conflicts and terrorist attacks, including the impacts of Russia’s invasion of Ukraine.

The forward-looking statements contained in this prospectus supplement reflect our views and assumptions only as of the date of this prospectus supplement. You should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. The risks included in this section are not exhaustive. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled “Risk Factors” beginning on page S-3.

S-iv

B. Riley Financial, Inc.

Our Business

B. Riley Financial, Inc. (Nasdaq: RILY) is a diversified financial services platform and opportunistically invests in companies or assets with attractive risk-adjusted return profiles to benefit its shareholders. Through its affiliated subsidiaries, B. Riley provides a full suite of investment banking, corporate finance research, sales, and trading, as well as advisory, valuation, and wealth management, services. The Company’s major business lines include:

●	B. Riley Securities, Inc. (“B. Riley Securities”), a leading, full service investment bank that provides corporate finance, lending, research, securities lending and sales and trading services to corporate, institutional, and high net worth individual clients. It is nationally recognized for its proprietary small and mid-cap equity research. B. Riley Securities was established from the merger of B. Riley & Co, LLC and FBR Capital Markets & Co. in 2017.

●	B. Riley Wealth Management, Inc. (“B. Riley Wealth Management”), which provides comprehensive wealth management and brokerage services to individuals and families, corporations and non-profit organizations, including qualified retirement plans, trusts, foundations and endowments. B. Riley Wealth Management was formerly known as Wunderlich Securities, Inc., which the Company acquired in July 2017.

●	National Holdings Corporation, which provides wealth management, brokerage, insurance brokerage, tax preparation and advisory services, was acquired in February 2021.

●	B. Riley Capital Management, LLC, which is a Securities and Exchange Commission (“SEC”) registered investment advisor, that includes B. Riley Asset Management, an advisor to and/or manager of certain private funds.

●	B. Riley Advisory Services, which provides expert witness, bankruptcy, financial advisory, forensic accounting, valuation and appraisal, and operations management services to companies, financial institutions, and the legal community. B. Riley Advisory Services is primarily comprised of the bankruptcy and restructuring, forensic accounting, litigation support, and appraisal and valuation practices.

●	B. Riley Retail Solutions, LLC, which is a leading provider of asset disposition, liquidation, and auction solutions to a wide range of retail and industrial clients.

●	B. Riley Real Estate, which advises companies, financial institutions, investors, family offices and individuals on real estate projects worldwide. A core focus of B. Riley Real Estate is the restructuring of lease obligations in both distressed and non-distressed situations, both inside and outside of the bankruptcy process, on behalf of corporate tenants.

●	B. Riley Principal Investments, which identifies attractive investment opportunities and seeks to control or influence the operations of our portfolio company investments to deliver financial and operational improvements that will maximize the Company’s free cash flow, and therefore, shareholder returns. The team concentrates on opportunities presented by distressed companies or divisions that exhibit challenging market dynamics.

●	Communications and other primarily consist of United Online, Inc. (“UOL” or “United Online”), which was acquired in July 2016, magicJack VocalTec Ltd. (“magicJack”), which was acquired in November 2018, Lingo Management, LLC (“Lingo”) in which the Company increased its ownership interest from 40% to 80% in May 2022, a mobile virtual network operator business (“Marconi Wireless”), which was acquired in October 2021, and BullsEye Telecom (“BullsEye”), which was acquired in August 2022. The following briefly describes each such business.

○	UOL is a communications company that offers consumer subscription services and products, consisting of Internet access services and devices under the NetZero and Juno brands.
○	magicJack is a Voice over IP (“VoIP”) cloud-based technology and services and wireless mobile communications provider.
○	Lingo is a global cloud/unified communications and managed service provider.
○	Marconi Wireless is a mobile virtual network operator business that provides mobile phone voice, text, and data services and devices.
○	BullsEye is a single source communications and cloud technology provider.

●	BR Brand Holding, LLC (“BR Brands”), in which the Company owns a majority interest, provides licensing of certain brand trademarks. BR Brands owns the assets and intellectual property related to licenses of six brands: Catherine Malandrino, English Laundry, Joan Vass, Kensie Girl, Limited Too and Nanette Lepore as well as investments in the Hurley and Justice brands with Bluestar Alliance LLC, a brand management company.

We are headquartered in Los Angeles with offices in major cities throughout the United States including New York, Chicago, Boston, Atlanta, Dallas, Memphis, Metro Washington D.C., West Palm Beach and Boca Raton.

For financial reporting purposes we classify our businesses into six operating segments: (i) Capital Markets, (ii) Wealth Management, (iii) Auction and Liquidation, (iv) Financial Consulting, (v) Principal Investments — Communications and Other and (vi) Brands.

Capital Markets Segment. Our Capital Markets segment provides a full array of investment banking, corporate finance, financial advisory, research, securities lending and sales and trading services to corporate, institutional, and individual clients. Our corporate finance and investment banking services include merger and acquisitions as well as restructuring advisory services to public and private companies, initial and secondary public offerings, and institutional private placements. In addition, we trade equity securities as a principal for our account, including investments in funds managed by our subsidiaries. Our Capital Markets segment also includes our asset management businesses that manage various private and public funds for institutional and individual investors. This segment also includes the results of operations of FocalPoint Securities, LLC from the date of acquisition on January 19, 2022.

Wealth Management Segment. Our Wealth Management segment provides wealth management and tax services to corporate and high net worth clients. We offer comprehensive wealth management services for corporate businesses that include investment strategies, executive services, retirement plans, lending & liquidity resources, and settlement solutions. Our wealth management services for individual client services provide investment management, education planning, retirement planning, risk management, trust coordination, lending & liquidity solutions, legacy planning, and wealth transfer. In addition, we supply market insights to provide unbiased guidance to make important financial decisions. Wealth management resources include market views from our investment strategists and B. Riley Securities’ proprietary equity research.

Auction and Liquidation Segment. Our Auction and Liquidation segment utilizes our significant industry experience, a scalable network of independent contractors and industry-specific advisors to tailor our services to the specific needs of a multitude of clients, logistical challenges, and distressed circumstances. Our scale and pool of resources allow us to offer our services across North America as well as parts of Europe, Asia, and Australia. Our Auction and Liquidation segment operates through two main divisions, retail store liquidations and wholesale and industrial assets dispositions. Our wholesale and industrial assets dispositions division operates through limited liability companies that are controlled by us.

Financial Consulting Segment. Our Financial Consulting segment provides services to law firms, corporations, financial institutions, lenders, and private equity firms. These services primarily include bankruptcy, financial advisory, forensic accounting, litigation support, operations management consulting, real estate consulting, and valuation and appraisal services. Our Financial Consulting segment operates through limited liability companies that are wholly owned or majority owned by us.

Principal Investments — Communications and Other Segment. Our Principal Investments - Communications and Other segment consists of businesses which have been acquired primarily for attractive investment return characteristics. Currently, this segment includes, among other investments, UOL, through which we provide consumer Internet access, magicJack, through which we provide VoIP communication and related product and subscription services, and Marconi Wireless, through which we provide mobile phone services and devices. This segment also includes the results of operations of Lingo from the date of acquisition on May 31, 2022 and BullsEye from the date of acquisition on August 16, 2022.

Brands Segment. Our Brands segment consists of our brand investment portfolio that is focused on generating revenue through the licensing of trademarks and is held by BR Brand.

Corporate Information

We are a Delaware corporation. Our executive offices are located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, California, 90025, and the telephone number at our principal executive office is (310) 966-1444. Our website addresses are http://www.brileyfin.com, http://www.unitedonline.net and http://www.magicjack.com. We have not incorporated by reference into this prospectus supplement and the accompanying prospectus the information on our website, and you should not consider it to be a part of this document.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and the related notes. You should carefully read the risks described under the section entitled “Risk Factors” in (i) our annual report on Form 10-K for the fiscal year ended December 31, 2021 and our quarterly report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, each of which is on file with the SEC and is incorporated herein by reference and (ii) other documents we file from time to time with the SEC that are deemed incorporated by reference into this prospectus supplement. Additional risks of which we are not presently aware or that we currently believe are immaterial may also impair our business operations and financial position. Our business, financial condition, results of operations and/or our future growth prospects could be materially and adversely affected by the materialization of any of these risks. As a result, you could lose some or all of any investment you may have made or may make in our Company. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the Securities being offered hereby are being sold by the selling securityholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the Securities by the selling securityholders. We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the Securities to be sold by the selling securityholders, including registration, listing fees, printers and accounting fees and fees and disbursements of counsel (collectively, the “Registration Expenses”). Other than Registration Expenses, the selling securityholders will bear any selling discounts, commissions, placement agent fees, fees or expenses of outside counsel or independent accountants of any selling securityholder or other similar expenses payable with respect to sales of the Securities.

SELLING SECURITYHOLDERS

Up to $60,000,000 of our 6.75% Notes (or 2,400,000 units of 6.75% Notes) and up to 227,491 shares of Common Stock are being offered by this prospectus supplement, all of which are being offered for resale for the account of the selling securityholders. Unless otherwise noted below, the Securities being offered were issued to the selling securityholders in connection with our acquisition of Targus (the “Acquisition”). We are registering the offer and sale of the Securities beneficially owned by the selling securityholders to satisfy certain registration obligations in connection with the Acquisition. The selling securityholders may from time to time offer and sell pursuant to this prospectus supplement any or all of the Securities being registered.

The table below sets forth certain information known to us, based upon written representations from the selling securityholders, with respect to the beneficial ownership of our Securities held by the selling securityholders. We have not independently verified this information. Because the selling securityholders may sell, transfer or otherwise dispose of all, some or none of the Securities covered by this prospectus supplement, we cannot determine the number of such Securities that will be sold, transferred or otherwise disposed of by the selling securityholders, or the amount or percentage of our common stock that will be held by the selling securityholders upon termination of any particular offering. See the section entitled “Plan of Distribution.”

For purposes of the table below, we assume that the selling securityholders will sell all their Securities covered by this prospectus supplement. To our knowledge, and except as otherwise disclosed, none of the selling securityholders listed in the table below has, or during the three years prior to the date of this prospectus supplement has had, any position, office, or other material relationships with us or any of our affiliates.

In the table below, the percentage of shares of Securities beneficially owned is based on approximately 7,969,292 units of our 6.75% Notes or 28,447,185 shares of our common stock, as applicable and in each case, as of November 11, 2022, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any Securities over which the selling securityholder has sole or shared voting power or investment power and also any Securities that the selling securityholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling securityholders have sole voting and investment power with respect to all Securities shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. The address for each selling stockholder is: c/o Guggenheim Partners Investment Management, LLC, representative of the sellers in connection with the Acquisition, 330 Madison Avenue, 10th Floor, New York, New York, 10017.

		Prior to Offering			After the Offering
Name of Selling Securityholder	Principal Amount of 6.75% Notes Beneficially Owned	Shares of Common Stock Beneficially Owned	Percentage of 6.75% Notes or Common Stock Beneficially Owned	Principal Amount of 6.75% Notes Offered Hereby(1)	Shares of Common Stock Offered Hereby(1)	Principal Amount of 6.75% Notes or Shares of Common Stock Beneficially Owned	Percentage of 6.75% Notes or Common Stock Beneficially Owned
Chin & Chong Family Trust (2)	$-	227,491	*	-	227,491	-	-
MJX Asset Management LLC (3)	$281,305	-	*	$281,305	-	-	-
MJX Partners LLC (3)	$93,768	-	*	$93,768	-	-	-
Pioneer Diversified High Income Fund Inc. (4)	$33,058	-	*	$33,058	-	-	-
Pioneer Floating Rate Fund (4)	$42,944	-	*	$42,944	-	-	-
Pioneer Floating Rate Fund Inc. (4)	$71,747	-	*	$71,747	-	-	-
Pioneer High Income Fund Inc. (4)	$53,599	-	*	$53,599	-	-	-
Pioneer Strategic Income Fund (4)	$87,614	-	*	$87,614	-	-	-
Symetra Life Insurance Company (5)	$69,668	-	*	$69,668	-	-	-
Gladstone Capital Corporation (6)	$2,416,343	-	1.2%	$2,416,343	-	-	-
5180-2 CLO LP (7)	$157,719	-	*	$157,719	-	-	-
Endurance Specialty Insurance Ltd. (7)	$13,425	-	*	$13,425	-	-	-
Guggenheim Funds Trust - Guggenheim Floating Rate Strategies Fund (7)	$10,033	-	*	$10,033	-	-	-
Guggenheim Funds Trust – Guggenheim Macro Opportunities Fund (7)	$10,033	-	*	$10,033	-	-	-
Guggenheim Funds Trust - Guggenheim High Yield Fund (8)	$10,073	-	*	$10,073	-	-	-
Clear Spring Life and Annuity Company (7)	$157,718	-	*	$157,718	-	-	-
Guggenheim Loan Master Fund, Ltd (7)	$54,904	-	*	$54,904	-	-	-
Guggenheim Strategic Opportunities Fund (9)	$35,383	-	*	$35,383	-	-	-
Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust (9)	$14,011	-	*	$14,011	-	-	-
Guggenheim U.S. Loan Fund (7)	$371,102	-	*	$371,102	-	-	-
Guggenheim U.S. Loan Fund II (7)	$186,483	-	*	$186,483	-	-	-
I.A.M. National Pension Fund (7)	$186,075	-	*	$186,075	-	-	-
Midland National Life Insurance Company (7)	$371,102	-	*	$371,102	-	-	-
NZC Guggenheim Fund LLC (7)	$2,572,355	-	1.3%	$2,572,355	-	-	-
NZC Guggenheim Master Fund Limited (7)	$21,944,455	-	11.01%	$21,944,455	-	-	-
Orpheus Funding LLC (7)	$3,201,107	-	1.6%	$3,201,107	-	-	-
Verger Capital Fund LLC (7)	$124,152	-	*	$124,152	-	-	-
Wilshire Institutional Master Fund SPC - Guggenheim Alpha Segregated Portfolio (7)	$46,388	-	*	$46,388	-	-	-
New York Life Insurance and Annuity Corporation, Private Placement Variable Universal Life Separate Account 70 (10)	$5,876	-	*	$5,876	-	-	-
Intel Retirement Plans Collective Investment Trust (11)	$58,516	-	*	$58,516	-	-	-
Blackwell Partners LLC - Series A (12)	$2,925,298	-	1.5%	$2,925,298	-	-	-
Boston Patriot Batterymarch ST LLC (12)	$3,870,083	-	1.9%	$3,870,083	-	-	-
Mudrick Distressed Opportunity Specialty Fund, L.P. (13)	$797,848	-	*	$797,848	-	-	-
Mudrick Distressed Opportunity Drawdown Fund, L.P. (14)	$3,364,591	-	1.7%	$3,364,591	-	-	-
Mercer QIF Fund PLC (12)	$1,795,493	-	*	$1,795,493	-	-	-
Mudrick Distressed Opportunity Fund Global, L.P. (13)	$8,378,258	-	4.2%	$8,378,258	-	-	-
General Dynamics Corporation Group Trust	$70,572	-	*	$70,572	-	-	-
CLC Leveraged Loan Trust (15)	$92,776	-	*	$92,776	-	-	-
Principal Funds, Inc.- Diversified Income Fund	$59,599	-	*	$59,599	-	-	-
Prospect Capital Corporation	$5,799,224	-	2.9%	$5,799,224	-	-	-
Saratoga Investment Corp.	$165,301	-	*	$165,301	-	-	-

*	Represents beneficial ownership of less than 1% of the total aggregate amount of our 6.75% Notes or Common Stock, as applicable.

(1)	Assumes that the selling securityholders sell all of their 6.75% Notes and shares of Common Stock covered by this prospectus supplement. There is no assurance that the selling securityholders will resell all or any of their 6.75% Notes or Common Stock, as applicable.

(2)	Kien Hoe Daniel Chin and Wai Kiet Chong have shared voting and investment power over the Securities held by such selling securityholder.
(3)	Hans Christensen, Martin Davey, Michael Regan, Kenneth Ostmann, Atha Baugh, Fred Taylor, John P. Calaba, Simon Yuan, Pierre Batrouni, Lewis Brown, Thomas Vannatta, Timothy Farrell and Lara Atallah have voting and investment power over the Securities held by such selling securityholder.
(4)	Amundi Asset Management US, Inc. is the investment adviser for the selling securityholder and has voting and investment power over the Securities held by such selling securityholder.
(5)	Sumitomo Life, a Japanese insurance company, has voting and investment power over the Securities held by such selling securityholder.
(6)	The selling securityholder has represented that it is an affiliate of a broker dealer and has represented to us that it has no agreements or understandings, directly or indirectly, with any person to distribute the Securities.
(7)	Guggenheim Partners Investment Management, LLC is the investment manager of the selling securityholder and has voting and investment power over the Securities held by such selling securityholder. The selling securityholder has represented that it is an affiliate of a broker dealer and has represented to us that it has no agreements or understandings, directly or indirectly, with any person to distribute the Securities.
(8)	Security Investors, LLC is the investment manager of the selling securityholder and has voting and investment power over the Securities held by such selling securityholder. The selling securityholder has represented that it is an affiliate of a broker dealer and has represented to us that it has no agreements or understandings, directly or indirectly, with any person to distribute the Securities.
(9)	Guggenheim Partners Investment Management, LLC is the investment sub-adviser of the selling securityholder and has voting and investment power over the Securities held by such selling securityholder. The selling securityholder has represented that it is an affiliate of a broker dealer and has represented to us that it has no agreements or understandings, directly or indirectly, with any person to distribute the Securities.
(10)	NYL Investors LLC manages the selling securityholder. Arthur Torrey has voting and investment power over the Securities. The selling securityholder has represented that it is an affiliate of a broker dealer and has represented to us that it has no agreements or understandings, directly or indirectly, with any person to distribute the Securities.
(11)	Global Trust Company is the Trustee for and on behalf of the selling securityholder and has voting and investment power over the Securities.
(12)	Mudrick Capital Management, LP manages the selling securityholder. Jason Mudrick has voting and investment power over the Securities.
(13)	Mudrick GP, LLC is the general partner of the selling securityholder. Jason Mudrick has voting and investment power over the Securities.
(14)	Mudrick Distressed Opportunity Drawdown Fund GP, LLC is the general partner of the selling securityholder. Jason Mudrick has voting and investment power over the Securities.
(15)	Oak Hill Advisors, L.P. has voting and investment power over the Securities.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees, assignees, distributes or other successors-in-interest selling shares of our common stock received after the date of this prospectus supplement from the selling securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock.

Each selling securityholder and any of its donees, pledgees, transferees, assignees, distributees or other successors-in-interest may, from time to time, sell any or all of their Securities covered hereby on the principal trading market for the applicable security or any other stock exchange, market or trading facility on which the security is traded or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. A selling securityholder may use any one or more of the following methods when selling Securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling securityholders to sell a specified number of such common stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or securityholders pursuant to the registration statement of which this prospectus supplement forms a part by delivering a prospectus supplement. To the extent that such members, partners or securityholders are not affiliates of ours, such members, partners or securityholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

The selling securityholders may also sell Securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.

The selling securityholders also may transfer Securities in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these shares. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus supplement, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock.

The Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Securities by the selling securityholders or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling securityholder will sell any or all of the Securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, as well as the effectiveness of our internal controls over financial reporting as of December 31, 2021, as stated in its report incorporated by reference into this prospectus supplement, and such audited consolidated financial statements have been incorporated by reference into this prospectus supplement in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of our Securities offered hereby will be passed upon for us by The NBD Group, Inc., Los Angeles, California.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including B. Riley Financial. The address of the SEC website is www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website, which is located at http://www.brileyfin.com. We have not incorporated by reference into this prospectus the information on our websites, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC after the date of this prospectus supplement and before the date that the offering of Securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	Our quarterly report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on April 29, 2022, July 29, 2022, and November 4, 2022, respectively;

●	Our annual report on Form 10-K for the year December 31, 2021, filed with the SEC on February 28, 2022 (and as further amended on Form 10-K/A filed with the SEC on May 6, 2022);

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 19, 2022;

●	Our current report on Form 8-K filed with the SEC on January 5, 2022, January 21, 2022, April 25, 2022, May 27, 2022 and October 19, 2022;

●	Certificate of Designation designating the 6.875% Series A Cumulative Perpetual Preferred Stock filed on October 4, 2019; and

●	Certificate of Designation designating the 7.375% Series B Cumulative Perpetual Preferred Stock filed on September 3, 2020.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request those documents from us by contacting us at: B. Riley Financial, Inc., 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025, Attention: Investor Relations, telephone (310) 966-1444.

PROSPECTUS

B. RILEY FINANCIAL, INC.

COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES

DEPOSITARY SHARES
UNITS

We may offer and sell from time to time the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, preferred stock or warrants.

We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the Nasdaq Global Market (“NASDAQ”) under the symbol “RILY”. On January 27, 2021, the last reported sales price of our common stock as quoted on NASDAQ was $48.66 per share.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 28, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings.

For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “B. Riley,” “we,” “us,” or “our” refer to the combined business of B. Riley Financial, Inc. and its consolidated subsidiaries.

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ABOUT B. RILEY FINANCIAL, INC.

 This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus and the applicable prospectus supplement carefully, especially the section entitled “Risk Factors” contained herein and therein and the documents incorporated by reference herein and therein, as well as our financial statements and the notes to those financial statements incorporated in this prospectus by reference.

Our Business

B. Riley Financial, Inc. (NASDAQ: RILY) and its subsidiaries provide collaborative financial services and solutions through several operating subsidiaries including:

●	B. Riley Securities, Inc. (“B. Riley Securities”) is a leading, full service investment bank providing financial advisory, corporate finance, research, securities lending and sales and trading services to corporate, institutional and high net worth individual clients. B. Riley Securities (fka B. Riley FBR, Inc.) was formed in November 2017 through the merger of B. Riley & Co, LLC and FBR Capital Markets & Co., which the Company acquired in June 2017.

●	B. Riley Wealth Management, Inc. provides comprehensive wealth management and brokerage services to individuals and families, corporations and non-profit organizations, including qualified retirement plans, trusts, foundations and endowments.

●	B. Riley Capital Management, LLC, a Securities and Exchange Commission (“SEC”) registered investment advisor, which includes:

●	B. Riley Asset Management, an advisor to certain private funds and to institutional and high net worth investors;

●	Great American Capital Partners, LLC (“GACP”), the general partner of two private funds, GACP I, L.P. and GACP II, L.P., both direct lending funds that provide senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

●	Our subsidiaries doing business as B. Riley Advisory Services:

●	GlassRatner Advisory & Capital Group LLC (“GlassRatner”), a specialty financial advisory services firm that provides consulting services to shareholders, creditors and companies, including due diligence, fraud investigations, corporate litigation support, crisis management and bankruptcy services. We acquired GlassRatner on August 1, 2018. GlassRatner strengthens B. Riley’s diverse platform and compliments the restructuring services provided by B. Riley Securities.

●	Great American Group Advisory and Valuation Services, LLC, a leading provider of appraisal and valuation services for asset based lenders, private equity firms and corporate clients.

●	B. Riley Retail Solutions, LLC (aka Great American Group, LLC), a leading provider of asset disposition and auction solutions to a wide range of retail and industrial clients.

We also pursue a strategy of investing in or acquiring companies which we believe have attractive investment return characteristics. We acquired United Online, Inc. (“UOL”) on July 1, 2016 and magicJack VocalTec Ltd. (“magicJack”) on November 14, 2018 as part of our principal investment strategy.

●	UOL is a communications company that offers consumer subscription services and products, consisting of Internet access services and devices under the NetZero and Juno brands primarily sold in the United States.

●	magicJack is a Voice over IP (“VoIP”) cloud-based technology and services communications provider.

BR Brand Holding, LLC (“BR Brand”), in which the Company owns a majority interest, provides licensing of a brand investment portfolio. BR Brand owns the assets and intellectual property related to licenses of six brands: Catherine Malandrino, English Laundry, Joan Vass, Kensie Girl, Limited Too and Nanette Lepore. We also own an interest in Hurley, bebe and Justice as part of our Brands segment.

We are headquartered in Los Angeles with offices in major cities throughout the United States including New York, Chicago, Boston, Dallas, Memphis, Metro Washington D.C. and West Palm Beach.

For financial reporting purposes we classify our businesses into five operating segments: (i) Capital Markets, (ii) Auction and Liquidation, (iii) Valuation and Appraisal, (iv) Principal Investments — United Online and magicJack and (v) Brands.

Capital Markets Segment.    Our Capital Markets segment provides a full array of investment banking, corporate finance, consulting, financial advisory, research, securities lending, wealth management and sales and trading services to corporate, institutional and high net worth clients. Our corporate finance and investment banking services include merger and acquisitions as well as restructuring advisory services to public and private companies, initial and secondary public offerings, and institutional private placements. In addition, we trade equity securities as a principal for our account, including investments in funds managed by our subsidiaries. Our Capital Markets segment also includes our asset management businesses that manage various private and public funds for institutional and individual investors.

Auction and Liquidation Segment.    Our Auction and Liquidation segment utilizes our significant industry experience, a scalable network of independent contractors and industry-specific advisors to tailor our services to the specific needs of a multitude of clients, logistical challenges and distressed circumstances. Furthermore, our scale and pool of resources allow us to offer our services across North American as well as parts of Europe, Asia and Australia. Our Auction and Liquidation segment operates through two main divisions, retail store liquidations and wholesale and industrial assets dispositions. Our wholesale and industrial assets dispositions division operates through limited liability companies that are controlled by us.

Valuation and Appraisal Segment.    Our Valuation and Appraisal segment provides valuation and appraisal services to financial institutions, lenders, private equity firms and other providers of capital. These services primarily include the valuation of assets (i) for purposes of determining and monitoring the value of collateral securing financial transactions and loan arrangements and (ii) in connection with potential business combinations. Our Valuation and Appraisal segment operates through limited liability companies that are majority owned by us.

Principal Investments — United Online and magicJack Segment. Our Principal Investments — United Online and magicJack segment consists of businesses which have been acquired primarily for attractive investment return characteristics. Currently, this segment includes UOL, through which we provide consumer Internet access, and magicJack, through which we provide VoIP communication and related product and subscription services.

Brands Segment.    Our Brands segment consists of our brand investment portfolio that is focused on generating revenue through the licensing of trademarks and is held by BR Brand.

Our Corporate Information

We are a Delaware corporation. Our executive offices are located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, California, 90025, and the telephone number at our principal executive office is (310) 966-1444. Our website addresses are http://www.brileyfin.com, http://www.greatamerican.com, https://www.glassratner.com, http://www.unitedonline.net, http://www.magicjack.com and http://www.vocaltec.com. We have not incorporated by reference into this prospectus supplement and accompanying prospectus the information on our website, and you should not consider it to be a part of this document.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors.”

We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this prospectus speak only as of the date hereof, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

DETERMINATION OF OFFERING PRICE

The terms of any particular offering by us, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include funding future acquisitions and investments, repaying and/or refinancing indebtedness, making loans and/or providing guaranties or backstop commitments to our clients in the ordinary course of our business, making capital expenditures and funding working capital. Pending any specific application, we may initially invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	shares of common stock;

●	shares of preferred stock;

●	warrants exercisable for debt securities, common stock or preferred stock;

●	debt securities;

●	depositary shares; and

●	units of common stock, preferred stock, warrants, debt securities or depositary shares, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation, as amended, provides that we are authorized to issue 101,000,000 shares of capital stock. Our authorized capital stock is comprised of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

The following description is a summary of the material terms of our capital stock and certain provisions of our Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, each as amended. This description does not purport to be complete. For information on how you can obtain our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 100,000,000 shares of our common stock, par value $0.0001 per share.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Amended and Restated Certificate of Incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

 Anti-Takeover Provisions of Delaware Law and Charter Provisions

Interested Stockholder Transactions

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and Bylaws

Provisions in our Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, each as amended, may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Amended and Restated Certificate of Incorporation, as amended, allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Amended and Restated Certificate of Incorporation, as amended. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws, as amended. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our Amended and Restated Certificate of Incorporation, as amended, authorizes our Board of Directors to approve the issuance of up to 1,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the price or prices at which the warrants will be issued;

●	the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued as a unit;

●	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants;

●	a discussion of material federal income tax considerations, if applicable; and

●	any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued either (i) pursuant to our existing indenture, dated as of November 2, 2016, as supplemented, between us and U.S. Bank National Association, as trustee (as amended, our “2016 Indenture”), (ii) pursuant to our existing indenture, dated as of May 7, 2019, as supplemented, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended, our “2019 Indenture” and together with the 2016 Indenture, the “existing indentures”), or (iii) pursuant to a subordinated debt indenture that we will enter into with The Bank of New York Mellon Trust Company, N.A., as trustee (“new subordinated debt indenture”). While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We have incorporated by reference our existing indentures and filed forms of our new subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer collectively to our existing indentures and our new subordinated debt indenture.

The indentures, to the extent not already qualified, will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of our new subordinated debt indenture filed as exhibits to the registration statement of which this prospectus is part, as it may be supplemented, amended or modified from time to time, as well as our existing indentures that are incorporated by reference as exhibits to the registration statement of which this prospectus is part. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

The following are some of the terms relating to our existing indentures and our new subordinated debt indenture of debt securities that could be described in a prospectus supplement:

●	title;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	maturity date;

●	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

●	terms of the subordination of any series of subordinated debt;

●	place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

○	incur additional indebtedness;

○	issue additional securities;

○	create liens;

○	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

○	redeem capital stock;

○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

○	make investments or other restricted payments;

○	sell or otherwise dispose of assets;

○	enter into sale-leaseback transactions;

○	engage in transactions with shareholders or affiliates;

○	issue or sell stock of our subsidiaries; or

○	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	procedures for any auction or remarketing, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture. Any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

●	if we fail to deposit any sinking fund payment, to the extent applicable, when and as due;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture, nor subject the trustee to a risk of personal liability in respect of which the trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action; and

●	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indentures

We and the trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

●	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

●	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

●	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

●	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not adversely affect the interest of any other holder of debt securities in any material respect;

●	to secure any series of security;

●	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

●	to establish the form or terms of securities of any series as permitted under the indenture, including any subordination provisions.

In addition, we and the trustee, with the consent of the holders of not less than a majority in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

●	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;

●	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or

●	modify any of the above provisions.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies; and

●	hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such transmission; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the trustee in the contiguous United States as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. Our new subordinated debt indenture in the form initially filed as exhibits to the registration statement of which this prospectus is a part, and our existing indentures, do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for, or otherwise in accordance with the terms of, the underlying preferred stock. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed, so long as we have set aside all funds necessary for the redemption, including the redemption price for such shares and all dividends declared but not paid as of the date fixed for redemption. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, by lot or by any other equitable method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will forward the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The relevant record date for depositary shares will be the same date as the record date for, or otherwise in accordance with the terms of, the underlying preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as reasonably practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all reasonable action requested by and deemed necessary by the depositary in order to enable the depositary to do so. In the absence of any specific instructions from a holder of depositary shares, the depositary will, subject to any applicable restrictions, cast votes pertaining to the number of whole shares of preferred stock represented by such depositary shares proportionately with instructions actually received.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by at least a majority (or, in the case of such amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, holders of at least two-thirds) of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our liquidation, dissolution or winding up and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our and their obligations thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	the terms of any unit agreement governing the units;

●	the provisions for the payment, settlement, transfer or exchange of the units;

●	material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market offerings” as defined in Rule 415 promulgated under the Securities Act or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers, including our affiliates, or through a combination of any of these methods.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

There is no established trading market for any security other than our common stock, which is listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “RILY”, our Series A Depositary Shares, listed on NASDAQ under the symbol “RILYP”, our Series B Depositary Shares, listed on NASDAQ under the symbol “RILYL,” our 7.50% Senior Notes due 2027, listed on NASDAQ under the symbol “RILYZ”, our 7.375% Senior Notes due 2023, listed on NASDAQ under the symbol “RILYH”, our 7.25% Senior Notes due 2027, listed on NASDAQ under the symbol “RILYG”, our 6.875% Senior Notes due 2023, listed on NASDAQ under the symbol “RILYI”, our 6.75% Senior Notes due 2024, listed on NASDAQ under the symbol “RILYO”, our 6.50% Senior Notes due 2026, listed on NASDAQ under the symbol “RILYN”, our 6.375% Senior Notes due 2025, listed on NASDAQ under the symbol “RILYM” and our 6.00% Senior Notes due 2028, listed on NASDAQ under the symbol “RILYT.” The securities issued under this registration statement may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

LEGAL MATTERS

The NBD Group, Inc., Los Angeles, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019, as well as the effectiveness of our internal controls over financial reporting as of December 31, 2019, as stated in its report incorporated by reference into this prospectus, and such audited consolidated financial statements have been incorporated by reference into this prospectus in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The combined financial statements of BR Brand Group as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Mayer Hoffman McCann CPAs, The New York Practice of Mayer Hoffman McCann P.C., independent auditor of BR Brand Group, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. Our website addresses are http://www.greatamerican.com, http://www.brileyfin.com, http://www.unitedonline.net, http://www.magicjack.com and http://www.vocaltec.com. We have not incorporated by reference into this prospectus the information on our websites, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the complete registration statement, its exhibits and the information incorporated by reference in the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our quarterly report on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, filed with the SEC on May 11, 2020, August 3, 2020 and October 30, 2020, respectively;

●	Our annual report on Form 10-K for the year December 31, 2019, filed with the SEC on March 10, 2020 and Form 10-K/A filed with the SEC on April 23, 2020;

●	Our current reports on Form 8-K/A filed with the SEC on November 26, 2019, and our current reports on Form 8-K filed with the SEC on November 1, 2019, January 9, 2020, February 10, 2020, February 12, 2020, February 21, 2020, April 13, 2020, May 6, 2020, May 15, 2020, June 24, 2020, September 1, 2020, September 4, 2020, September 14, 2020, October 13, 2020, January 6, 2021, January 11, 2021, January 15, 2021 and January 25, 2021;

●	Description of our common stock contained in our Registration Statement on Form 8-A filed on July 15, 2015;

●	Certificate of Designation designating the 6.875% Series A Cumulative Perpetual Preferred Stock filed on October 4, 2019; and

●	Certificate of Designation designating the 7.375% Series B Cumulative Perpetual Preferred Stock filed on September 3, 2020.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

These reports and documents can be accessed free of charge on our website http://www.brileyfin.com by clicking on “Investor Relations” and then clicking on “SEC Filings.” We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Please send written requests to:

11100 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

Attn.: Chief Financial Officer

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.